Exhibit 10.1

THIS NOTE AND THE CONVERSION SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE CONVERSION SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE AND THE CONVERSION SHARES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

Issue Date: November 7, 2022	$400,000

STATERA BIOPHARMA, INC.

AMENDED AND RESTATED CONVERTIBLE NOTE

DUE MAY 1, 2024

FOR VALUE RECEIVED, Statera Biopharma, Inc. a Delaware corporation (the “Borrower” or the “Company”), promises to pay to Silverback Capital Corporation (the “Holder”) or its registered assigns or successors in interest, the sum of Four Hundred Thousand Dollars ($400,000), together with all accrued interest and other amounts due thereon, on May 1, 2024 (the “Maturity Date”), if not sooner paid.

WHEREAS, this Note is issued to the Holder in accordance with, and subject to the terms and conditions of, that certain Assignment of Promissory Note agreement dated as of event date herewith, by and between the Holder and Avenue Venture Opportunities Fund, L.P. (“AVOF”).

The following terms and conditions shall apply to this Convertible Note due May 1, 2024 (this “Note”):

ARTICLE I

INTEREST & AMORTIZATION

1.1    Contract Rate. Interest payable on this Note shall accrue at a variable rate per annum equal to the sum of (i) the greater of (A) the Prime Rate and (B) three and one-quarters percent (3.25%), plus (ii) seven and seventy-four one-hundredths percent (7.74%).

1.2    Payments. Payment of the aggregate principal amount outstanding under this Note (the “Principal Amount”), together with all accrued interest thereon shall be made on the Maturity Date.

ARTICLE II

CONVERSION REPAYMENT

2.1    Optional Conversion. Subject to the terms of this Article II, the Holder shall have the right, but not the obligation, at any time until the Maturity Date, to convert all or any portion of the outstanding Principal Amount, accrued interest and fees due and payable thereon into fully paid and nonassessable shares of Common Stock of the Borrower (the “Common Stock”) at the Conversion Price (as defined below). The shares of Common Stock to be issued upon such conversion are herein referred to as the “Conversion Shares.”

2.2    Calculation of Conversion Price. The “Conversion Price” shall mean the product obtained by multiplying 75% (representing a discount rate of 25%) by the Market Price (as defined herein). “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the five (5) Trading Day period preceding the Conversion Date inclusive of the day of the Conversion Date. “Trading Price” means, for any security as of any date, the lowest sale price as reported by a reliable reporting service (“Reporting Service designated by the Holder (i.e., Bloomberg). The Conversion Price shall be subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities, combinations, recapitalization, reclassifications, extraordinary distributions and similar events.

2.3    Conversion Limitation. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Note an amount that would be convertible into that number of Conversion Shares which would exceed the difference between the number of shares of Common Stock beneficially owned by such Holder and 4.99% of the outstanding shares of Common Stock of Borrower. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Notes) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this section applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder) and of which a portion of this Note is convertible shall be in the sole discretion of such Holder. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination.

2.4    Mechanics of Holder’s Conversion. Subject to the terms of this Article II, this Note may be converted by the Holder in part from time to time after the Issue Date, by submitting to the Borrower a Notice of Conversion (whether by facsimile, as a Portable Document (PDF) file sent by electronic mail or other reasonable means of communication dispatched on the Conversion Date prior to 8:00 p.m., New York, New York time). On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount, accrued interest and fees as entered in its records and shall provide written notice thereof to the Borrower on the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to Borrower in accordance with the provisions hereof shall be deemed a Conversion Date (the “Conversion Date”). Pursuant to the terms of the Notice of Conversion, Borrower will issue instructions to the transfer agent within two (2) business days of the Conversion Date and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by (i) physical delivery, (ii) crediting the account of the Holder with the transfer agent, or (iii) to the extent that the shares of Common Stock included in the Conversion Notice may then be resold by the Holder pursuant to (A) an effective and available registration statement or (B) Rule 144 promulgated by the Securities Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), crediting the account of the Holder’s designated broker with the Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within two (2) business days after receipt by Borrower of the Notice of Conversion (the “Delivery Date”). In the case of the exercise of the conversion rights set forth herein, the conversion privilege shall be deemed to have been exercised, and the Conversion Shares issuable upon such conversion shall be deemed to have been issued, upon the date of receipt by Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such Common Stock, unless the Holder provides Borrower written instructions to the contrary.

2.5    Exchange Cap. So long as the rules of the Nasdaq Stock Market (or another national securities exchange, if the Common Stock is re-listed, re-traded or re-quoted on another national securities exchange (the “Eligible Market”)) so require, the sum of the number of shares of Common Stock that may be issued under this Note shall be limited to 19.99% of the shares of Common Stock issued and outstanding immediately prior to the Issue Date (the “Exchange Cap”), unless stockholder approval is obtained prior to the issuance to issue more than the Exchange Cap. The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non- cash dividend, stock split, reverse stock split or other similar transaction in accordance with the rules of the Nasdaq Stock Market or another Eligible Market.

ARTICLE III

MISCELLANEOUS

3.1    Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

3.2    Voting Rights. The Holder shall have no voting rights with respect to the shares of the capital stock of the Company in its capacity as the holder of this Note, except as required by law.

3.2    Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by FedEx or other reputable express courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, emails or facsimile, addressed as set forth below. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by email or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or(b) on the next business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

Statera Biopharma, Inc.

4333 Corbett Drive, Suite 1082

Fort Collins, CO 80526

and email to: Mike.Handley@StateraBioPharma.com

If to the Holder:

Silverback Capital Corporation

documents@silverbackcap.com

3.3    Amendment Provision. Any term of this Note may be amended only with the written consent of the Holder and the Borrower. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as it may be amended or supplemented.

3.4    Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may not be assigned by the Borrower without the prior written consent of the Holder, which consent may not be unreasonably withheld.

3.5    Prevailing Party and Costs. In the event any attorney is employed by any party with regard to any legal or equitable action, arbitration or other proceeding brought by such partyfor the enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

3.6    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the transaction documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the transaction documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

3.7    Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by Borrower to the Holder and thus refunded to the Borrower.

3.8    Construction. Borrower acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

3.9    Enforcement of Rights and Remedies. Holder agrees that it will not exercise any right or remedy under, or arising out of or related to this Note without the prior written consent of AVOF, which may be granted or withheld in AVOF’s sole discretion.

IN WITNESS WHEREOF, Borrower has caused this Convertible Note to be signed in its name effective as of the Effective Date.

BORROWER:

Statera Biopharma, Inc.

By:	/s/ Michael K. Handley
Name:	Michael K. Handley
Title:	Chief Executive Officer, Director